CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Praxair Retirement Savings Plan

EXHIBIT 23.01

Praxair Retirement Savings Plan
Danbury, Connecticut

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-228083) of Praxair, Inc. of our report dated June 28, 2019, relating to the financial statements and supplemental schedule of the Praxair Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2018.

/s/ BDO USA, LLP
Philadelphia, Pennsylvania
June 28, 2019